EXHIBIT 99.1

Sent via Electronic Delivery to: cwilson@generalfinance.com

January 18, 2011

Mr. Christopher A. Wilson
General Counsel & Vice President
General Finance Corporation
39 East Union Street
Pasadena, California 91103

Re:           General Finance Corporation (the “Company”)
Nasdaq Symbol: GFNCZ

Dear Mr. Wilson:

For the last 10 consecutive trading days, the Company’s warrant has not maintained a minimum of two active market makers, as required for continued inclusion by Listing Rule 5455(b) (the “Rule”).1 Therefore, in accordance with Listing Rule 5810(c)(3)(B), the Company will be provided 30 calendar days, or until February 17, 2011, to regain compliance.2  If, at anytime before February 17, 2011, its warrant has at least two active market makers for 10 consecutive trading days, the Company will have achieved compliance with the Rule. If compliance with this Rule cannot be demonstrated by February 17, 2011, however, Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Staff’s determination to a Hearings Panel.

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.3 The Company must also submit the announcement to Nasdaq’s MarketWatch Department.4 If the announcement is publicly released during Nasdaq market hours (7:00 am – 8:00 pm Eastern Time), you must notify MarketWatch at least 10 minutes prior to its public release. If the public announcement is made outside of Nasdaq market hours, the Company must notify MarketWatch of the announcement prior to 6:50 a.m. Eastern Time. For your convenience attached is a

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1 For purposes of the Rule, Nasdaq does not consider an Electronic Communication Network (“ECN”) to be an active market maker.
2 The 30 day period relates exclusively to the market maker deficiency. The Company may be delisted during the 30 day period for failure to maintain compliance with any other listing requirement for which it is currently on notice or which occurs during this period.
3 Listing Rule 5810(b).
4 The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure submission system available at www.NASDAQ.net.

Mr. Christopher A. Wilson
January 18, 2011

list of news services. Please note that if you do not make the required announcement trading in your securities will be halted.5

Finally, Nasdaq makes available to investors a list of all non-compliant companies, which is posted on our website at https://listingcenter.nasdaqomx.com. The Company will be included in the list beginning five business days from the date of this letter. As part of this process, an indicator reflecting the Company’s non-compliance will be broadcast over Nasdaq’s market data dissemination network and will also be made available to third party market data providers.

If you have any questions, please do not hesitate to contact me, at +301 978 8039.

Sincerely,

Brie Charles
Associate Director
Nasdaq Listing Qualifications

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5 Listing IM-5810-1.

NASDAQ REFERENCE LINKS

Topic	Description	Link
NASDAQ Listing Rules	All initial and continued listing rules	NASDAQ Listing Rules
Corporate Governance	Independent directors, committee requirements and shareholder approval	www.nasdaq.com/about/FAQsCorpGov.stm
Fees	Fee schedule	www.nasdaq.com/about/FAQsFees.stm
Frequently Asked Questions (FAQs)	Topics related to initial and continued listing	www.nasdaq.com/about/LegalComplianceFAQs.stm
Hearing Requests & Process	Discussion of the Nasdaq Hearings process	www.nasdaq.com/about/FAQsHearings.stm
Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process	www.nasdaq.com/about/FAQsLAS.stm
Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market	www.nasdaq.com/about/FAQsPhaseDown.stm

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Toll free: 800 444 2090Phone: 609 750 4500
Business Wire	www.businesswire.com	Toll free: 800 227 0845Phone: 415 986 4422
Dow Jones News Wire	www.djnewswires.com	Phone: 201 938 5400
GlobeNewswire (A NASDAQ OMX Co.)	www.globenewswire.com	Toll free: 800 307 6627Phone: 310 642 6930
MarketWire	www.marketwire.com	Toll free: 800 774 9473Phone: 310 765 3200
PR Newswire	www.prnewswire.com	Toll free: 800 832 5522Phone: 201 360 6700
Reuters	www.thomsonreuters.com	Phone: 646 223 6000

* Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s) .